UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 13, 2013
GSE Holding, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-35382	77-0619069
(Commission File Number)	(IRS Employer Identification No.)

19103 Gundle Road, Houston, TX	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 443-8564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On May 14, 2013, the Compensation Committee of the Board of Directors of the Company approved grants of non-qualified stock options to certain officers from the Company’s Amended and Restated 2004 Stock Option Plan.  A copy of the revised form of stock option grant agreement for the 2004 Stock Option Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
Effective May 13, 2013 (the “Effective Date”), Gregg Taylor became Vice President, Treasurer of GSE Holding, Inc. (the “Company”) and as such, Mr. Taylor will no longer be the principal accounting officer of the Company.

(c)	Effective as of the Effective Date, the Board of Directors of the Company appointed Daniel C. Storey as the Company’s Vice President, Chief Accounting Officer & Corporate Controller.

Prior to joining the Company, Mr. Storey, 43, was a Senior Finance Director at Hewlett-Packard Company (“HP”), a global provider of products, technologies, software, solutions and services.  While at HP from 1999 to 2013, Mr. Storey held a number of finance leadership roles including Senior Finance Director – Americas Software Controller where he was responsible for all aspects of finance leadership and support of the Americas Software business, including accounting, strategic planning, forecasting and analysis.  Prior to that role, Mr. Storey was the Senior Finance Director – US Controller where he was responsible for ensuring the accuracy of the US financial statements, driving a strong control environment and providing oversight of US accounting.  Prior to joining HP, Mr. Storey was Manager of Financial and Tax Reporting at Cliffs Drilling Company, an oilfield services company, from 1996 to 1999.  Prior to Cliffs Drilling Company, Mr. Storey was a public accountant at Ernst & Young from 1994 to 1996.

Mr. Storey earned a Bachelor of Business Administration and Masters in Professional Accounting from the University of Texas at Austin and is a Certified Public Accountant in the State of Texas.

In connection with the appointment of Mr. Storey as its Vice President, Chief Accounting Officer & Corporate Controller, the Company entered into an offer letter agreement with Mr. Storey.  The letter agreement provides for “at will” employment with an annual salary of $205,000, participation in the Company’s 2013 management bonus plan with a potential bonus up to 60% of base salary, and entry into a change of control agreement in the form used by the Company for its executive officers providing for severance in the amount equal to one year’s base salary in the event of a termination without cause following a qualifying change of control of the Company.  On the Effective Date, Mr. Storey was awarded 7,000 restricted shares.  The shares will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to acceleration upon the occurrence of a change in control with respect to the Company.

There are no family relationships between Mr. Storey and any director or executive officer of the Company, and Mr. Storey has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Nonqualified Stock Option Agreement for the Amended and Restated 2004 Stock Option Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2013
GSE HOLDING, INC.

/s/ Mark A. Whitney
By: Mark A. Whitney Title: Vice President, General Counsel and Secretary